Exhibit 8.2

J. Scott Bodie

Partner

Direct Line: 403.298.3635

e-mail: bodies@bennettjones.com

Our File No.: 36683-134

February 9, 2016

Westport Innovations Inc.

Suite 101, 1750 West 75 Avenue

Vancouver, BC V6P 6G2

Dear Sir/Madame:

Re:	Westport Innovations Inc. (the “Company”)

Form F-4 Registration Statement (the “Registration Statement”)

Filed with the Securities and Exchange Commission

We confirm that we have acted as Canadian tax counsel to the Company in connection with the above-noted matter. In particular, we have assisted in the preparation of the disclosure set out in the section of the Registration Statement entitled “Material Canadian Federal Tax Consequences”.

Subject to the qualifications, exceptions, assumptions and limitations set forth herein and therein, it is our opinion that such disclosure accurately reflects the principal Canadian federal income tax consequences of the issuance of shares of the Company in connection with the merger described in the Registration Statement.

This opinion is intended solely for the benefit of the Company and for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

The opinions expressed herein are as of the date hereof. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our name in relation to the discussion of this opinion in the Registration Statement, and for no other purposes. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.

Yours truly,

/s/ Bennett Jones LLP

www.bennett.com